UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

Permian Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of principal executive offices, including zip code)

(432) 695-4222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 7, 2023, Permian Resources Corporation (the “Company”) and certain affiliates of NGP Energy Capital Management, L.L.C. and certain affiliates of Riverstone Management Group, L.L.C. (collectively, the “Selling Stockholders”) and J.P. Morgan Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate 27,500,000 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Offering”) at a price to the public of $11.00 per share. In addition, pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters an option to purchase up to an additional aggregate 4,125,000 shares of Class A Common Stock on the same terms and conditions, which was exercised in full on March 8, 2023. The Offering was made pursuant to registration statements previously filed by the Company with the U.S. Securities and Exchange Commission that became effective on September 8, 2022, October 12, 2017 and April 17, 2017, respectively, by means of a prospectus that meets the requirements under the Securities Act of 1933 (as amended, the “Securities Act”).

In connection with the Offering, the Company agreed to purchase from certain of the Selling Stockholders an aggregate 2,750,000 common units representing limited liability company interests in Permian Resources Operating, LLC (“Permian LLC Units”) and a corresponding number of shares of Class C Common Stock, par value $0.0001 per share, of the Company, at a price per Permian LLC Unit equal to the price per share at which the Underwriters agreed to purchase shares of our Class A Common Stock in the Offering (the “Concurrent Unit Purchase”). The Offering and Concurrent Unit Purchase closed on March 10, 2023. The Company did not receive any proceeds from the sale of shares of Class A Common Stock in the Offering. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and other customary obligations of the parties and termination provisions.

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, the Selling Stockholders and its and their respective affiliates, for which they received or will receive customary fees and expenses. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1+	Underwriting Agreement, dated March 7, 2023, by and among Permian Resources Corporation, the selling stockholders named therein and the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION
Date: March 10, 2023

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief Financial Officer

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